Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-196801 and 333-196801-03

1 Slide April 2015 Ford Credit Auto Lease Trust 2015-A Roadshow Free Writing Prospectus Registration Statement No. 333-196801 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trusts (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-831-9146.

2 Slide RISK FACTORS Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors; • Decline in Ford’s market share or failure to achieve growth; • Lower-than-anticipated market acceptance of Ford’s new or existing products; • Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States; • An increase in or continued volatility of fuel prices, or reduced availability of fuel; • Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in foreign currency exchange rates, commodity prices, and interest rates; • Adverse effects resulting from economic, geopolitical, or other events; • Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions; • Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors); • Single-source supply of components or materials; • Labor or other constraints on Ford’s ability to maintain competitive cost structure; • Substantial pension and postretirement health care and life insurance liabilities impairing liquidity or financial condition; • Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns); • Restriction on use of tax attributes from tax law “ownership change;” • The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs; • Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions; • Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts); • Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments; • Inherent limitations of internal controls impacting financial statements and safeguarding of assets; • Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier; • Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities; • Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

3 Slide FCALT 2015-A ROADSHOW TRANSACTION PARTICIPANTS Issuer Ford Credit Auto Lease Trust (“FCALT”) 2015-A Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee The Bank of New York Mellon Owner Trustee U.S. Bank Trust National Association Accountants PricewaterhouseCoopers LLP Joint-Lead Managers Citigroup Credit Agricole Securities Mizuho Securities

4 Slide • FCALT 2015-A plans to offer $902,000,000 of triple-A rated Class A notes, $50,700,000 of double-A rated Class B notes and $47,300,000 of unrated Class C notes(1) • FCALT 2015-A will be the ninth public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 • FCALT 2015-A will use a senior / subordinate, sequential pay structure pre and post-event of default • Similar to previous Ford Credit lease securitizations, FCALT 2015-A will use an exchange note legal structure. The exchange note is secured by a reference pool of leases and leased vehicles • The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle - The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(2). For the majority of FCALT 2015-A leased vehicles, 92.37%, the contract residual value is greater than the ALG base residual value. For those vehicles, the base residual value will equal the ALG base residual value - The discount rate applied to each lease is the greater of (1) 6.50% or (2) the lease factor • The reference pool cutoff date is April 1, 2015. The first payment date will be May 15, 2015 • Credit enhancement for the offered notes will consist of building overcollateralization, subordination, a reserve account and available excess spread • FCALT 2015-A provides robust disclosure of collateral performance - Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus Supplement (Annex B) - Quarterly supplemental reporting will be published on Ford Credit’s website (see slides 14 and 22), which will include an updated payment schedule of the remaining leases and monthly residual performance by vehicle type -------------------------------------- (1) The Class A-1 notes will be offered under Rule 144A and the Class A-2, A-3, A-4, and B notes will be issued publicly. Ford intends to initially retain $47,300,000 of Class C notes. (2) ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle. FCALT 2015-A ROADSHOW TRANSACTION SUMMARY

5 Slide FCALT 2015-A ROADSHOW TRANSACTION STRUCTURE (2) At pricing speed of 100% prepayment assumption Class Class Class Class Class Class Class A-1 Notes A-2a Notes A-2b Notes A-3 Notes A-4 Notes B Notes C Notes Total Principal Amount $160,000,000 $387,000,000 $247,000,000 $108,000,000 $50,700,000 $47,300,000 $1,000,000,000 Class Split (1) 14.21% 34.37% 21.93% 9.59% 4.50% 4.20% Rating (S&P/Moody’s) A-1+(sf) / P-1(sf) AAA(sf) / Aaa(sf) AAA(sf) / Aaa(sf) AAA(sf) / Aaa(sf) AA+(sf) / Aa2(sf) NR Offering Type 144A Public Public Public Public Retained WAL to Maturity (years) (2) 0.31 1.15 1.90 2.28 2.42 2.51 Benchmark Int. LIBOR EDSF 1 mo. LIBOR EDSF Int. Swaps Int. Swaps Int. Swaps Fixed/Floating Fixed Fixed Floating Fixed Fixed Fixed Fixed Interest Accrual Method Act / 360 30 / 360 Act / 360 30 / 360 30 / 360 30 / 360 30 / 360 Payment Frequency Monthly Monthly Monthly Monthly Monthly Monthly Monthly Principal Window (months) (2) 1 - 8 8 - 20 8 - 20 20 - 26 26 - 29 29- 30 30 - 31 Expected Final (2) 12/15/2015 12/15/2016 12/15/2016 6/15/2017 9/15/2017 10/15/2017 11/15/2017 Legal Final (3) 5/16/2016 12/15/2017 12/15/2017 6/15/2018 8/15/2018 9/17/2018 11/15/2019 ERISA Eligible Yes Yes Yes Yes Yes Yes Yes (1) As a percent of initial total securitization value (3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

6 Slide FCALT 2015-A ROADSHOW CLASS A CREDIT ENHANCEMENT (1) As a percent of initial total securitization value • Triple A credit enhancement for FCALT 2015-A (20.40% / 22.90%) will remain unchanged relative to FCALT 2014-B • Includes overcollateralization, subordination, and cash reserve • Estimated excess spread of 4.16% is 4bps lower than 2014-B (4.20%) • The distribution of hard credit enhancement is unchanged: • Subordination is 8.70%, consistent with FCALT 2014-B • Initial over-collateralization is 11.20% of the initial securitization value, consistent with FCALT 2014-B • Target O/C is 13.70% of the initial securitization value, consistent with FCALT 2014-B • The cash reserve is 0.50% of the initial securitization value, consistent with FCALT 2014-B • The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value FCALT 2015-A H/(L) FCALT 2015-A FCALT 2014-B FCALT 2014-B Initial(1) Target Initial(1) Target Initial(1) Target Subordinated Notes 8.70% 8.70% 8.70% 8.70% 0.00% 0.00% Overcollateralization 11.20% 13.70% 11.20% 13.70% 0.00% 0.00% Reserve Account 0.50% 0.50% 0.50% 0.50% 0.00% 0.00% Total Hard Credit Enhancement for Class A Notes 20.40% 22.90% 20.40% 22.90% 0.00% 0.00% Est. Excess Spread per Annum 4.16% 4.20% (0.04%)

7 Slide FCALT 2015-A ROADSHOW A-2a AND A-2b FLOATING RATE NOTES • FCALT 2015-A will issue a fixed rate Class A-2a note and un-hedged floating rate Class A-2b note • The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis • The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing - Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2a note not to be less than $97,000,000

8 Slide (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 92.37% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 92.30% equal to the ALG residual value and 0.07% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of April 1, 2015. (3) This weighted average excludes leases representing 5.81% of the initial securitization value that have lessees who do not have FICO scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO scores, you should read "Sponsor and Servicer - Origination, Purchasing and Underwriting" in the prospectus. There can be no assurance that FICO scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. FCALT 2015-A ROADSHOW COLLATERAL COMPOSITION OF REFERENCE POOL Number of leases 45,445 Initial total securitization value 1,126,139,671.55 Residual portion of initial total securitization value 731,401,931.58 Residual portion as a % of initial total securitization value 64.95% Base monthly payments plus base residual value 1,260,635,373.88 Base residual value 835,684,380.99(1) Base residual value as a % of initial total securitization value 74.21% Base residual value as a % of base monthly payments plus base residual value 66.29% Weighted average original term 34.5 months(2) Weighted average remaining term 24.6 months(2) Seasoning 10 months(2) Weighted average FICO® score 742(2)(3) Minimum discount rate 6.50%

9 Slide FCALT 2015-A ROADSHOW COLLATERAL HIGHLIGHTS • Broad distribution of residual maturities • Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of the transaction) • ALG MTM forecasts a gain of 0.46% as a percentage of Base Residual Value • FCALT transactions include shorter tenor leases on average relative to other lease ABS issuers – The weighted average original term of FCALT 2015-A is 34.5 months • Favorable model diversification in FCALT 2015-A: – Top model (Escape) is only 19.16% of the pool – Top 3 models comprise 51.23% of the pool • FCALT 2015-A includes a diverse product mix of cars and CUVs (81.42%) and a concentration of SUVs/Trucks (18.57%) • Transactions include consistently high weighted average FICO® scores • FCALT 2015-A residual portion of securitization value in line with recent FCALT transactions FCALT 2015-A FCALT 2014-B FCALT 2014-A FCALT 2013-B FCALT 2013-A FCALT 2012-B FCALT 2012-A FCALT 2011-B Max 6-month Residual Maturities as a % Base Residual value 36.83% 34.41% 28.98% 34.83% 36.04% 37.30% 32.85% 33.02% Seasoning (months) 10.0 9.6 9.4 9.3 10.4 9.4 8.1 10.0 Model Diversification Top Model Top 3 Models 19.16% 51.23% 16.55% 47.69% 18.14% 48.36% 16.80% 47.31% 14.75% 42.92% 14.76% 41.98% 14.88% 42.36% 15.22% 40.50% SUVs and Trucks as % of Total Securitization Value 18.57% 14.86% 14.85% 17.42% 25.97% 30.43% 31.26% 26.35% Weighted Average FICO 742 746 745 746 748 745 749 747 Residual Portion of Securitization Value 64.95% 63.30% 64.96% 64.69% 63.85% 63.11% 63.74% 64.20% (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

10 Slide 36 months 52.6% 24 months 29.0% 39 months 17.9% 48 months 0.4% 27 months 0.0% 36 months 53.6% 24 months 27.8% 39 months 18.5% 48 months 0.1% FCALT 2015-A ROADSHOW COLLATERAL STRATIFICATION – ORIGINAL TERM FCALT 2013-B FCALT 2014-A FCALT 2014-B FCALT 2015-A 36 months 70.3% 24 months 15.8% 39 months 13.8% 48 months 0.1% 36 months 58.7% 24 months 20.9% 39 months 20.4% 48 months 0.1% Original Term Number of Leases Adjusted MSRP $ 278,027,889 22 1,197,932,397.67 224,691,626.60 1,015,219.00 Acquisition Cost $ 230,764,966.12 1,040,962,1D4.57 205,411,512.44 928,331.07 Securitization Value $ 177,634,214.70 15.77% 791,857,022.30 70.32 155,873,921.42 13.84 774,513.13 0.07 Base Residual Value Residual Portion of Securitization Value $ 141,067,089.04 501,782,294.54 88,237,353.02 315,194.98 ALG Mark-to-Market 24 months 36 39 48 7,802 33,578 6,040 25 16.44% 70.77 12.73 0.05 $ 153,953,645.89 18.42% 578,132,936.58 69.18 103,206,773.83 12.35 391,024.69 0.05 $ 152,559,947.00 581,471,664.00 105,078,151.00 410,105.00 Total 47,445 100.00% $1,701,667,132.49 $1,478,066,914.20 $1,126,139,671.55 100.00% $835,684,380.99 100.00% $731,401,931.58 $839,519,867.00

11 Slide MI 20.9% NY 12.2% CA 10.5% NJ 7.2% OH 6.9% Other 42.3% MI 17.2% NY 13.7% CA 10.9% NJ 8.1% OH 7.7% Other 42.4% MI 27.3% NY 11.9% CA 9.5% NJ 7.1% OH 6.7% Other 37.4% MI 24.6% NY 14.0% CA 10.0% NJ 8.5% OH 6.8% Other 36.1% FCALT 2015-A ROADSHOW COLLATERAL STRATIFICATION – GEOGRAPHIC DISTRIBUTION FCALT 2013-B FCALT 2014-A FCALT 2014-B Geographic concentration has remained consistent with prior transactions FCALT 2015-A Top 5 States 57.7% Top 5 States 63.9% Top 5 States 62.6% Top 5 States 57.6% Number of Residual Portion of ALG State'11 Leases Adjusted MSRP $ 367,955,090.46 Acquisition Cost $ 311,526,547.79 Securitization Value Base Residual Value Securitization Value $ 165,492,038.72 Mark-to-Market Michigan I 0.466 22.06% $ 235,286,721.89 20.89% $ 186,509,350.65 22.32% $ 186,301,546.00 New York 5,663 11.94 205,134,523.06 181,137,801.83 137,070,135.82 12.17 100,920,243.72 12.08 88,158,433.88 101,605,560.00 California 5,081 10.71 181,987,585.88 155,102,165.62 118,292,025.89 10.50 86,426,829.11 1034 75,511,187.31 86,512,663.00 New Jersey 3,371 7.11 121,434,475.80 107,689,176.18 81,081,799.69 7.20 58,651,143.30 7.02 51,128,856.27 59,296,092.00 Ohio 3,355 7.07 114,518,728.39 101,519,164.87 77,785,698.83 6.91 56,653,717.58 6.78 49,453,314.87 56,599,161.00 Florida 2,854 6.02 102,577,465.81 90,245,564.20 67,798,915.04 602 49,253,971.92 5.89 42,924,758.10 49,649,617.00 Pennsylvania 2.424 5.11 84,425,162.34 72,281,730.30 55,515,486.87 4.93 41,802,741.80 5.00 36,508,7D2.75 41,965,486.00 Texas 1,92 I 4.05 71,862,539.66 66,047,366.92 51,293,435.94 4.55 34,089,601.36 4.06 29,361,498.07 34,418,803.00 Other 12,310 47,445 25.95 451,771,561.09 392,517,396.49 $1,478,066,914.20 302,015,451.58 $1,126,139,671.55 26.82 221,376,781.55 $835,684,380.99 26.49 192,863,141 61 $731,401,931.58 223,170,939.00 Total 100.00% $1,701,667,132.49 100.00% 100.00% $839,519,867.00 (1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

12 Slide CUV 48.5% Car 36.6% Truck 12.2% SUV 2.7% CUV 48.7% Car 33.9% Truck 12.9% SUV 4.5% FCALT 2015-A ROADSHOW COLLATERAL STRATIFICATION – VEHICLE TYPE FCALT 2013-B FCALT 2014-A FCALT 2014-B • FCALT 2015-A continues to have broad diversification by vehicle type • Truck and SUV concentrations reflect recent origination trends, representing: 18.57% in FCALT 2015-A, 14.86% in FCALT 2014-B, 14.85% in FCALT 2014-A, and 17.42% in FCALT 2013-B • Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 model year Escapes as CUVs rather than SUVs as they are built on a car platform and have fuel efficiency similar to the CUV category FCALT 2015-A Car and CUV 81.4% Car and CUV 85.1% Car and CUV 85.2% Car and CUV 82.6% CUV 50.8% Car 30.6% SUV 2.1% Truck 16.5% CUV 50.1% Car 35.1% Truck 11.9% SUV 2.9% Vehicle Type*1' Number of Leases Adjusted MSRP Acquisition Cost $ 760,682,644.68 456,821,482.56 230,061,987.27 30,500,799.69 Securitization $ 572,197,002.97 344,767,650.81 185,835,939.02 23,339,078.75 Value 50.81% 30.61 16.50 2.07 Base Residual Value Residual Portion of Securitization Value $ 367,075,011.14 223,528,883.49 127,305,334.41 13,492,702.54 ALG Mark-to-Market CUV Car Truck SUV 23,631 17,353 5,911 550 49 81% $ 868,520,371 35 3657 527,588,127.92 12.46 27 1,633,927.38 1.16 33,924,705.84 $ 419,704,511.26 50.22% 254,499,900 90 30.45 145,863,134.28 17.45 15,616,834.55 1.87 $ 426,652,257.00 246,843,860.00 150,120,642 00 15,903,108.00 Total 47,445 100.00% $1,701,667,132.49 $1,478,066,914.20 $1,126,139,671.55 100.00% $835,684,380.99 100.00% $731,401,931.58 $839,519,867.00 (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rattier than SUVs.

13 Slide FCALT 2015-A pool features favorable model diversification FCALT 2015-A ROADSHOW COLLATERAL STRATIFICATION – VEHICLE MODEL FCALT 2013-B FCALT 2014-A FCALT 2014-B FCALT 2015-A Escape 16.8% Explorer 15.3% Fusion 15.2% F-150 12.8% Edge 12.2% Focus 6.1% MKZ 5.3% MKX 5.0% Other 11.3% Top 3 Models 47.3% Top 5 Models 72.3% Escape 18.1% Explorer 15.3% Fusion 14.9% F-150 11.9% Edge 10.4% MKZ 6.5% Focus 5.8% Other 17.1% Top 3 Models 48.3% Top 5 Models 70.6% Fusion 16.6% Explorer 15.7% Escape 15.5% F-150 12.0% Edge 10.7% MKZ 6.6% Focus 6.1% Other 16.8% Top 3 Models 47.8% Top 5 Models 70.5% Escape 19.2% F150 16.2% Explorer 15.8% Fusion 14.8% Edge 8.1% MKZ 5.5% Other 20.3% Top 3 Models 51.2% Top 5 Models 74.1% Residual Portion of ALG Vehicle Model1,) Number of Leases Adjusted MSRP Acquisition Cost Securitization Value Base Residual Value Securitization Value Mark-tc-Market Escape 10,397 21.91% $ 319,893,556,88 s 230,854,701.13 S 215,792,594,09 19.16% $ 162,046,272.12 19.39 •%  $ 141,916,350.80 S 156,046,908.00 F-150 5,776 12.17 267,378,162.75 226,310,986.28 182,715,366.90 16.22 143,673,468.09 17.19 125,416,235.32 147,871,300.00 Explorer 6,326 13.33 267,096,529.86 236,629,606.47 178,461,524.46 15.85 128,980,649.05 15.43 112,469,771.42 138,862,152.00 Fusion'2' 8,427 17.76 249,623,017.05 218,120,788.76 166,630,032.30 14.80 124,319,036.35 14.88 108,036,960.06 121,117,987.00 Edge 3,875 8.17 147,953,471.15 127,029,237.07 91,764,724.14 8.15 66,785,422.25 7.99 58,651,769.00 69,141,047.00 MKZ(2) 2,317 4.88 99,055,388.03 37,036,055.92 61,955,306.79 5.50 45,972,809.75 5.50 40,468,446.48 45,430,933.00 Focus(2) 3,769 7.94 86,872,102.87 73,213,117.10 56,214,908.33 4.99 40,527,571.75 4.85 35,564,853.61 38,084,862.00 MKX 1,274 2,69 60,957,132.34 52,982,455.15 38,998,083,27 3.46 28,725,563.10 3.44 25,329,860.73 28,888,244.00 Flex 939 1.93 36,693,746.90 30,696,457.43 22,833,734.79 2.03 16,285,687.75 1.95 14,260,636.73 16,474,591.00 MKC 753 1.60 32,172,230.88 28,775,186.66 21,900,174.88 1.94 15,184,142.65 1.82 12,964,136.84 15,553,330.00 C-Max(a) 776 1.64 26,086,615.58 20,549,932.84 1 6,528,606.88 1.47 12,651,963.35 1.51 11,144,133.23 11,408,803.00 Navigator 300 0.63 19,842,970.54 18,263,864.26 14,080,387.05 1.25 9,338,481.85 1.12 8,045,688.85 9,405,314.00 MKS 407 0,86 20,225,309,03 17,468,092.71 12,215,341.16 1.08 8,950,445,00 1.07 7,966,311.11 8,815,473.00 Other 2.104 47,445 g greater than 4.43 67,810,348.63 $ 1,701,667,132.49 $ initial total securitization value. 56,836,432.42 1,478,066,914.20 S 46,048,331.51 1,126,139,671.55 4.09 $ 32,242,867 835,684,380.99 3.86 28,166,777.32 > $ 731,401,931.53 S 32,413,623.00 Total 100.00% 1.00% of 100.00% 100.00 "/, 838,519,867.00 (1) Models represents (2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 5.36% of initial total securitization value.

14 Slide FCALT 2015-A ROADSHOW PAYMENT SCHEDULE This payment schedule will be updated quarterly and posted on the Ford Credit website: www.fordcredit.com/institutionalinvestments/index.jhtml Initial Total Securitization Value $1,126,139,671.55 Total Scheduled Based Monthly Payments plus Base Residual Value $1,260,635,373.88 Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual 66.29% Securitization Value Base Monthly Payment % of Base Monthly Payment Base Residual % of Base Residual Initial Balance 1:126:139:671.S5 2015 March 1,114,932,494.81 17,314,961.04 4.07% - 0.00% April 1.103.664.517.97 17,314,961.04 4.07% - 0.00% May June 1.092.335.405.99 1.080.944.832.28 17.314.961.04 17.314.961.04 4.07% 4.07% - 0.00% 0.00% July August 1:069:492:460.54 1,052,171,685.70 17,314,961.04 17,209,420.93 4.07% 4.05% 5,911,806.87 0.00% 0.71% September 1,035,030,064.89 17,110,242.56 4.03% 5,737,899.95 0.69% October November December 2016 January February 1.017.646,809.11 999.327.680.43 977.318.226.40 952,449,362.65 924,442,512.46 17.008.936.56 16.890.595.81 16.696.795.30 16,460,074.58 16,174,063.87 4.00% 3.97% 3.93% 3.87% 3.81% 5.987.887.80 6.947.774.55 10.732.525.70 13,709,278.10 16,998,401.62 n 79% U. / £. /O 0.83% 1.28% 1.64% 2.03% March 895,906,337.40 15,869,400.74 373% 17,680,369.50 2.12% April 866,544.178.87 15,551,458.73 3.66% 18.669.585.43 2.23% May June July August 835.896.643.95 808.072.063.44 776,370,180.39 744,130,707.80 15,214,980.26 14.909.818.99 14,521,063.63 14,129,379.11 3.58% 3.51% 3.42% 3.32% 20.132.006.60 17,447,897.65 21,563,062.98 22,320,364.30 2.41% 2.09% 2.58% 2.67% September 707,788,965.09 13,635,493.28 3.21% 26,741,604.95 3.20% October 671,789,315.51 13,137,08925 3.09% 26,700,728.47 3.20% November 634,000,103.19 12.597.638.45 2.96% 28.834,478.75 3.45% December 596,391,257.45 12,011,974.42 2.83% 29,034,779.72 3.47% 2017 January February March 562.417.866.66 526,244,304.03 486,427,140.09 11,463,236.33 10,863,499.37 10,149,233.86 2.70% 2.56% 2.39% 25,744,053.43 28,359,719.91 32,521,444.47 3.08% 3.39% 3.89% April 441,740,280.03 9,324,273.26 2.19% 38,000,139.57 4.55% May June July August September 396,971,591.53 347.289.059.02 291.067.637.27 234,961,832.08 181,828,115.37 8.459.552.78 7.505.805.11 6.352.311.17 5,205,240.10 4,087,315.12 1.99% 1.77% 1.49% 1.22% 0.96% 39.704.518.55 43.323.858.15 51.752.307.66 52,479,024.25 50,320,764.09 4.75% 5.18% 6.19% 6.28% 6.02% October 124,838,024.34 2,842,908.08 0.67% 55,133,577.51 6.60% November 73.063.855.55 1.702.688.12 0.40% 50.748.856.90 6.07% December 2018 January February March 25,518.352.36 16.263.585.54 7,102,922 49 586,876 82 634.090.51 407,374.21 183,903.52 16,539.19 0.15% 0.10% 0.04% 0.00% 47.307.969.92 8.985.782.40 9,064,949.55 6,538,024.15 5M°i 1.08% 1.08% 0.78% April 321,029.36 9.742.43 0.00% 259,283.90 0.03% May 284,499.33 8,688.94 0.00% 29.580.00 0.00% June 277.351.43 8.688.94 0.00% - 0.00% July August September October 229.306.94 207,821.79 158,344.65 79,851.35 7.087.81 5.515.23 5.285.37 2,589.99 0.00% 0.00% 0.00% 0.00% 42,459.00 16,111.00 45,316.19 76,761.00 0.01% 0.00% 0.01% 0.01% November 42,638.64 1,089.48 0.00% 36,555.75 0.00% December 0.00% 42.869.60 0.01% Total $424,950,992.89 100.00% S835.684.380.99 100.00%

15 Slide FCALT 2015-A ROADSHOW RESIDUAL MATURITY vs. ENHANCEMENT BUILD Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) • Because enhancement as a percentage of the FCALT 2015-A pool balance increases during the transaction, the amount of residual stress that each class can support increases dramatically over time • The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction • The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 18.90%, similar to previous FCALT transactions % of Residuals Maturing Each Period Hard Credit Enhancement as a % of O /S Securitization Value (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays Class A-4 Paid Down Class A-3 Paid Down Class A-2 Paid Down Class A-1 Paid Down

16 Slide FCALT 2015-A ROADSHOW RESIDUAL BREAKEVEN ANALYSIS Assumptions: • 0% prepayments • 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses • 50% recovery of charge-offs (with a 3 month lag on credit loss recoveries) • 2 month lag on receipt of auction proceeds for residual • Base net credit loss of 1% of initial total securitization value • Estimated 4.18% excess spread per annum • Includes 11.2% initial overcollateralization growing to a target of 13.7%, 8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes, and .5% cash reserve account (1) After stress defaults Class A-1 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 100.0% 100.0% 100.0% 80% 100.0% 100.0% 100.0% 90% 100.0% 100.0% 100.0% 100% 100.0% 100.0% 100.0% Class A-2 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 100.0% 100.0% 100.0% 80% 100.0% 100.0% 100.0% 90% 89.44% 90.21% 91.04% 100% 80.47% 81.15% 81.90% Class A-3 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 72.21% 71.12% 69.89% 80% 63.14% 62.18% 61.10% 90% 56.08% 55.23% 54.27% 100% 50.43% 49.67% 48.80% Class A-4 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 52.95% 51.38% 49.14% 80% 46.29% 44.91% 42.95% 90% 41.10% 39.88% 38.14% 100% 36.96% 35.85% 34.29% Class B Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.50% 4.00% Turn in Rate(1) 1x 2.5x 4x 70% 43.75% 42.65% 40.69% 80% 38.23% 37.27% 35.56% 90% 33.94% 33.09% 31.57% 100% 30.51% 29.74% 28.37% Class C Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.00% 3.00% Turn in Rate(1) 1x 2x 3x 70% 34.42% 33.81% 32.61% 80% 30.07% 29.54% 28.49% 90% 26.69% 26.21% 25.28% 100% 23.98% 23.55% 22.71% The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

17 Slide FCALT 2015-A ROADSHOW FORD CREDIT’S U.S. MANAGED LEASE PORTFOLIO Manheim Used Vehicle Value Index Source: Manheim Consulting, December 2014 (January 1995 = 100) 438 331 422 572 704 Average Number of Leases Outstanding (000) Number of Leases Originated (000) • Ford Credit targets a consistent presence in the leasing market -- Ford Credit never exited the leasing business • Since 2010, Ford Credit has gradually increased its purchase target for leases as Ford sales increased and funding and other market conditions improved • The number of leases originated continued to increase in 2014, and include the revitalization of the Lincoln Motor Company brand Source: Manheim Consulting, January 2015 (January 1995 = 100)

18 Slide See Appendix for footnotes FCALT 2015-A ROADSHOW FORD CREDIT’S U.S. LEASE PORTFOLIO – RESIDUAL PERFORMANCE • Ford’s managed portfolio residual realizations have posted gains of 3.26% for the period ending December 31, 2014 and 4.79% for the year ending December 31, 2013 • Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit’s worst year in 2008 (not shown) when the portfolio experienced residual losses of 18.26% • Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2015-A, while periods of severe residual stress have historically been much shorter • Rating agencies assume a 100% return rate even though Ford Credit’s highest return rate was only 82.31% in 2008 (not shown) Year Ended December 31, 2014 2013 2012 2011 2010 Number of Terminated Leases 246,772 163,808 104,818 177,660 325,523 Number of Vehicles Returned and Sold 185,157 111,944 62,762 98,931 214,597 Return Rate 75.03% 68.34% 59.88% 55.69% 65.92% Vehicles Returned and Sold Average Adjusted MSRP $34,421 $34,122 $35,472 $32,056 $33,562 Average ALG Residual Value 17,993 17,613 17,301 14,302 16,263 Average Residual Loss (Gain) (587) (843) (1,819) (3,302) (1,934) Residual Loss (Gain) as a % of Adjusted MSRP(1) Car 5.08% 3.22% (1.43)% (6.93)% (1.64)% CUV (5.72) (6.77) (10.16) (13.50) (7.99) SUV(2) (6.12) (6.71) (10.22) (11.61) (6.50) Truck (10.90) (10.43) (14.32) (15.46) (11.60) Average (1.71)% (2.47)% (5.13)% (10.30)% (5.76)% Residual Loss (Gain) as a % of ALG Residual Value(3) (3.26)% (4.79)% (10.51)% (23.09)% (11.89)% Terminated Leases Average Contract Residual Value as a % of Adjusted MSRP(4) 58.82% 56.69% 52.58% 48.86% 52.20% Average ALG Residual Value as a % of Adjusted MSRP(5) 51.79% 50.76% 48.01% 44.40% 47.52% Contract Residual Value Higher (Lower) than ALG Residual Value 7.03ppts 5.93ppts 4.57ppts 4.46ppts 4.69ppts

19 Slide See Appendix for footnotes FCALT 2015-A ROADSHOW FORD CREDIT’S U.S. LEASE PORTFOLIO – CREDIT PERFORMANCE Year Ended December 31, 2014 2013 2012 2011 2010 Average number of leases outstanding(1) 704,275 571,990 421,935 330,953 438,324 Average portfolio outstanding (in millions)(2) $18,554 $14,843 $10,828 $7,921 $9,218 Delinquencies Average number of delinquencies(3) 31 - 60 days 5,802 4,495 3,212 2,818 6,013 61 - 90 days 557 390 227 287 603 Over 90 days 54 35 21 42 109 Average number of delinquencies as a percentage of average number of leases outstanding 31 - 60 days 0.82% 0.79% 0.76% 0.85% 1.37% 61 - 90 days 0.08% 0.07% 0.05% 0.09% 0.14 % Over 90 days 0.01% 0.01% 0.00% 0.01% 0.02 % Repossessions and Credit Losses Repossessions as a percentage of average number of leases outstanding(5) 0.66% 0.62% 0.58% 0.79% 1.73 % Aggregate net losses (gains) (in millions) $39 $19 $(6) $(6) $38 Net losses (gains) as a percentage of average portfolio outstanding(5) 0.21% 0.13% (0.06) % (0.07) % 0.42 % Net losses (gains) as a percentage of gross liquidations(4) 0.50% 0.34% (0.17) % (0.13) % 0.49 % Number of leases charged off 8,907 6,672 3,614 3,698 11,038 Number of leases charged off as a percentage of average number of leases outstanding(5) 1.26% 1.17% 0.86% 1.12% 2.52 % Average net loss (gain) on leases charged off $4,421 $2,787 $(1,757) $(1,569) $3,475 Delinquency, Repossession and Credit Loss Experience

20 Slide (10)% (8)% (6)% (4)% (2)% 0% 2% 1 4 7 10 13 16 19 22 25 28 31 Period (Months) 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B Return Rate* Cumulative Residual Loss / (Gain)** FCALT 2015-A ROADSHOW SECURITIZATION POOL PERFORMANCE * Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio ** As a percentage of initial Base Residual Value *** Total credit loss as a percent of initial total securitization value Gain Loss Cumulative Net Credit Losses*** • Pool performance reflects lower, more stable, auction values in the used vehicle market - A steady increase in return rates due to higher participation rates in early lease termination programs - Cumulative residual gains - Improvement in net credit loss performance Source: Investor Reports for referenced FCALT transactions Commentary 0% 10% 20% 30% 40% 50% 60% 70% 80% 1 4 7 10 13 16 19 22 25 28 31 Period (Months) 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 0.0% 0.5% 1.0% 1.5% 2.0% 0 3 6 9 12 15 18 21 24 27 Period (Months) 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B

21 Slide (20)% 0% 20% 40% 60% 80% 100% 1 4 7 10 13 16 19 22 25 28 31 Period (Months) 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B Break-even = 100% Return Rate Assumed FCALT 2015-A ROADSHOW BREAK-EVEN ANALYSIS* Return Rate Cumulative Residual Loss / (Gain) A-4 Break-even = 34.29(1) A-3 Break-even = 48.8%(1) A-2 Break-even 81.9%(1) Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) (1) Refer to assumptions on slide 16 Break-Even for FCALT 2015-A Compared to Historical Pool Performance Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) * Assumes Cumulative net loss stress of 5%; break-evens are specific to FCALT 2015-A Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) (10)% 10% 30% 50% 70% 90% 110% 1 4 7 10 13 16 19 22 25 28 31 Period (Months) 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B

22 Slide Residual Gain/(Loss) per Returned Vehicle as a % of ALG Residual Value RESIDUAL GAIN/(LOSS) BY PRIOR POOL EXAMPLES • Residual performance on recent transactions has resulted in significant gains for most vehicle types • The residual performance information is updated quarterly for each public lease transaction and posted on Ford Credit’s website: www.fordcredit.com/institutionalinvestments/index.jhtml FCALT 2015-A ROADSHOW -15% -5% 5% 15% 25% 35% 45% 55% 65% 75% Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Sep-13 Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Car CUV SUV Truck FCALT 2013-A -15% -5% 5% 15% 25% 35% Oct-13 Nov-13 Dec-13 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Car CUV SUV Truck FCALT 2013-B

APPENDIX

(1) The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. (2) All Explorers and Escapes are classified as SUV regardless of model year. (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG residual value for those vehicles. (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. FCALT 2015-A ROADSHOW FOOTNOTES TO RESIDUAL TABLE ON SLIDE 18 APPENDIX 1 of 2 With regard to the residual table on slide 18, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by January 30, 2015, (2) the related leased vehicle was purchased pursuant to the lease during the period or (3) the lease defaulted during the period.

FCALT 2015-A ROADSHOW FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 19 APPENDIX 2 of 2 (1) Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. (4) Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Net losses also include excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off. Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. (5) Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.